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                                                                     EXHIBIT 5.1

(DLA PIPER LOGO)                                  DLA PIPER US LLP
                                                  701 Fifth Avenue, Suite 7000
                                                  Seattle, Washington 98104-7044
                                                  www.dlapiper.com
                                                  T 206.839.4800
                                                  F 206.839.4801

September 21, 2006

ImaRx Therapeutics, Inc.
1635 East 18th Street
Tucson, AZ 85719

RE:      IMARX THERAPEUTICS, INC.
         REGISTRATION ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to ImaRx Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 5,750,000 shares of common stock of the Company (the "Shares"). The Shares include up to 750,000 shares that the Company may issue to its underwriters pursuant to an option to cover over-allotments.

         In connection with the foregoing, we have reviewed all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor, validly authorized, legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Respectfully submitted,

/s/ DLA PIPER US LLP

DLA PIPER US LLP